UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – September 14, 2018

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-14569 (Commission File Number)	76-0582150 (IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.                                        Other Events.

On September 14, 2018, Plains All American Pipeline, L.P. (the “Registrant”) and PAA Finance Corp. filed two shelf registration statements with the Securities and Exchange Commission (the “SEC”).  These registration statements were filed to replace existing shelf registration statements that expire within the next 30 days.  The shelf registration statements include an automatically effective registration statement on Form S-3 (File No. 333-227358) (the “Form S-3ASR”) that covers the offer and sale, from time to time in the future, of an unlimited amount of debt and equity securities.  The other shelf registration statement on Form S-3 (File No. 333-227359) (the “Form S-3”) will cover, after it has been declared effective by the SEC, the offer and sale, from time to time in the future, of up to $1.1 billion in debt and equity securities.  These shelf registration statements will enable the Registrant to opportunistically access the capital markets in the future.  The Registrant has no immediate plans to use the shelf registration statements for any specific financing.

The securities included under the Form S-3 may not be sold, nor may offers to buy such securities be accepted, prior to the time that the Form S-3 is declared effective by the SEC. The information contained in this Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offer of the securities made pursuant to the Form S-3ASR or the Form S-3 will be made solely by means of the prospectus included in such registration statement and a prospectus supplement relating to that offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: September 14, 2018	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Richard McGee
Name: Richard McGee
Title: Executive Vice President